Exhibit 1.1

EXECUTION VERSION

EQT CORPORATION

6,500,000 Shares

Common Stock

(no par value)

Underwriting Agreement

February 19, 2016

Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:

EQT Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell to you (the “Underwriter”) an aggregate of 6,500,000 shares (the “Firm Shares”) of the Company’s common stock, no par value (the “Common Stock”).  The Company also proposes to sell at the Underwriter’s option an aggregate of up to 975,000 additional shares of the Company’s Common Stock (the “Option Shares”, and together with the Firm Shares, the “Shares”) as set forth below.

The Company prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-191781), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of equity securities, including the Shares, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 8:55 a.m. on February 19, 2016 (the “Initial Sale Time”).  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreement with the Underwriter concerning the purchase and resale of the Shares, as follows:

1.            Purchase, Sale and Delivery of the Firm Shares.

(a)          On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $57.65 per share, the number of Firm Shares set forth opposite the name of the Underwriter in Schedule 1 hereof, subject to adjustments in accordance with Section 7 hereof.

(b)          Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Underwriter for the account of the Underwriter.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on February 24, 2016 or at such other time and date not later than five business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 1.  The option granted hereby may be exercised in whole or in part by giving written notice at any time within 30 days after the date of this Agreement, by you, as the Underwriter, to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by the Underwriter shall

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be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by the Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  You, as the Underwriter, may cancel such option at any time prior to its exercise or expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

(d)          The Company acknowledges and agrees that:  (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluation and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior written agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

2.            Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter that:

(a)          Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

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At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015) became effective and as of the Initial Sale Time, as of the Closing Date and as of any Option Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Date and any Option Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 5(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)          Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated February 19, 2016, (ii) the issuer free writing prospectuses, if any, identified in Annex I hereto and (iii) the information included in Annex II hereto.  As of the Initial Sale Time, (a) the Disclosure Package did not and (b) each electronic road show, when taken together as a whole with the Disclosure Package, did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 5(b) hereof.

(c)          Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date or any Option Closing Date, did not or will not include an untrue statement of a

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material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Projections.  Each of the statements made by the Company in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(e)          Company is a Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(f)           Company is not an Ineligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer, as defined in Rule 405 of the Securities Act (an “Ineligible Issuer”), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(g)          Issuer Free Writing Prospectuses.  Each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 5(b) hereof.

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(h)          Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter and included in Annex I hereto or the Registration Statement.

(i)           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j)           Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto; the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(k)          No Material Adverse Change.  Since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as otherwise disclosed or contemplated in the Disclosure Package; and (ii) except as set forth or contemplated in the Disclosure Package, neither the Company nor any of its subsidiaries has entered into any transaction or agreement material to the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business.

(l)           Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the condition (financial

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or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(m)         Subsidiaries.  Each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and all the outstanding shares of capital stock or equivalent equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries or directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

(n)          Due Authorization.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)          Capitalization.  All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package, the Prospectus and, in the case of EQT GP Holdings, LP, EQT Midstream Partners, LP and their respective subsidiaries, the public filings of EQT GP Holdings, LP and EQT Midstream Partners, LP (including, for the avoidance of doubt, the offer and sale of shares of Common Stock in accordance with the Company’s benefit and compensation plans and the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan), there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, pledge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and paid for as provided herein, will be duly and validly issued and will be fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or similar rights.

(p)          Description of Capital Stock.  The information set forth under the caption “Description of Capital Stock” in the Registration Statement and the Prospectus (and any similar

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section or information contained in the Disclosure Package) is true and correct in all material respects.  All of the Shares conform to the description thereof contained in the Disclosure Package and the Prospectus in all material respects.  The form of certificate for the Shares conforms to the corporate law of the Commonwealth of Pennsylvania in all material respects.

(q)          No Violation or Default.  Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which would not, individually and in the aggregate, reasonably be likely to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation or in default under their respective Articles of Incorporation or By-Laws (or equivalent organizational documents); the issue and sale of the Shares and the performance by the Company of all the provisions of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for violations and defaults which would not, individually and in the aggregate, reasonably be likely to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of their respective Articles of Incorporation or the By-Laws (or equivalent organizational documents) or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties.

(r)           No Consents.  No consent, approval, authorization, order, license, filing, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, other than (A) registration of the Shares under the Securities Act, which has been effected, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter, (C) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (D) consents that have been, or prior to the Closing Date and any Option Closing Date will be, obtained, and (E) consents that, if not obtained, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement.

(s)           Legal Proceedings.  Other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the

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aggregate reasonably be likely to have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t)           Property.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect, (i) the Company and its subsidiaries have good and indefeasible title to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects; and (ii) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(u)          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)          Taxes.  Except to the extent that any such failures or deficiencies would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (i) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes due other than taxes that are being contested in good faith and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles in the United States and (ii) except as disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency which has been asserted or threatened against the Company or any of its subsidiaries.

(w)         Conduct of Business.  Each of the Company and its subsidiaries possesses all licenses, permits, certificates of need, patents, consents, orders, approvals and other authorizations from all federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as conducted as of the date hereof, except where the failure to so possess would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding, relating to the revocation or modification of any such Governmental License, except as described in the Disclosure Package and the Prospectus; each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of their respective business as conducted as of the date hereof, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company and its subsidiaries, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

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(x)          Environmental Compliance.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and environmental safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Disclosure Package and the Prospectus or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and (iv) are not aware of any administrative or judicial action being contemplated by governmental authorities with respect to the Company or its subsidiaries relating to Environmental Laws, except as described in the Disclosure Package and the Prospectus or where such action would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; neither the Company nor any of its subsidiaries are subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws except for such actions, decrees, orders or investigations which do not and are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a governmental proceeding, or will become a party to a governmental proceeding that is known by the Company to be contemplated, arising under any Environmental Law which the Company reasonably believes involves monetary sanctions, exclusive of interests and costs, of $100,000 or more.

(y)          Environmental Costs.  In the ordinary course of business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and, on the basis of such review, the Company has concluded that such associated costs and liabilities would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, except as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(z)          No Labor Disputes.  There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(aa)        Employee Benefits.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not reasonably be likely to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been established and maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations,

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including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.  For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure by any such plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)       No Unlawful Payment.  Neither the Company nor any of its subsidiaries, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(cc)        Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)       No Conflicts with Sanctions Laws.  Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State

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and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee)        Approval for Listing.  The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.

(ff)         Disclosure Controls.  The Company and its subsidiaries have established and maintain “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(gg)       Accounting Controls.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its subsidiaries’ internal accounting controls are effective and neither the Company nor any of its subsidiaries is aware of any material weakness in their internal accounting controls.

(hh)       XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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3.            Further Agreements of the Company.  The Company covenants and agrees with the Underwriter that:

(a)          Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 2(b), will comply with the requirements of Rule 430B of the Securities Act, and during the Prospectus Delivery Period (as defined below) will promptly notify the Underwriter, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  During the Prospectus Delivery Period, the Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          Filing of Amendments.  During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)          Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits).  The Registration Statement and each amendment thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses.  The Company will deliver to the Underwriter, without charge, as many copies of the Prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to the Underwriter, without charge, during the Prospectus Delivery

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Period, such number of copies of the Prospectus as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Underwriter of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 2(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f)           Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Shares or their offering.

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(g)          Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post effective amendment on the proper form relating to the Shares, in a form satisfactory to the Underwriter, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriter of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h)          Renewal Deadline.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(i)           Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

(j)           Blue Sky Compliance.  The Company will cooperate with the Underwriter to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(k)          Earnings Statement.  The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and the Rule 158 under the Securities Act.

(l)           Lockup.  For a period of 45 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to

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sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, except for (i) the offer and sale of the Shares as contemplated by this Agreement, (ii) issuance of Common Stock upon (v) exercise of options, (w) settlement of performance share units, (x) vesting of restricted shares, (y) vesting of shares issued at the election of a participant or as a matching contribution under employee 401(k) plans, (z) the vesting of deferred stock units, and (aa) settlement of phantom units and (bb) elections under employee stock purchase programs, in each case, granted under the Company’s benefit and compensation plans as in effect on the date of this Agreement, provided that any Common Stock received upon such exercise, settlement or vesting by any officer listed in Annex III hereto shall be subject to the Lock-Up Agreement described in paragraph (m) of this section, (iii) the issuance of Common Stock, restricted stock, stock options, performance share units, phantom units, or other stock performance awards under the Company’s benefit and compensation plans as in effect on the date of this Agreement, provided that any such awards do not specifically, by their terms, vest during the Lock-Up Period, (iv) the issuance of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) in an aggregate amount not to exceed, on a fully diluted basis, 5% of the Company’s outstanding shares of Common Stock after giving effect to the issuance or sale of the Common Stock offered hereby and filing of a registration statement for such Common Stock, in each case, in connection with the bona fide acquisition of technology, businesses, assets or property rights or the bona fide establishment of a strategic partnership or collaboration (including a joint venture) complementary to the Company’s business and (v) the offer and sale of shares of Common Stock in accordance with the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan as in effect on the date of this Agreement.

(m)         Lockup Letters.  The Company has caused each officer of the Company listed in Annex III hereto to furnish to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(n)          Transfer Agent.  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o)          Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in the Preliminary Prospectus and the Prospectus under the heading “Use of Proceeds”.

(p)          No Stabilization.  The Company has not taken, in connection with the offering of the Shares, and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

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(q)          Filing of Exchange Act Documents.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

4.    Conditions of Underwriter’s Obligations.  The obligations of the Underwriter to purchase Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, as the case may be, as provided herein are subject to the performance by the Company of its respective covenants and other obligations hereunder and to the following additional conditions:

(a)          Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the Option Closing Date, if applicable; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and the Option Closing Date, if applicable.

(b)          No Downgrade.  Subsequent to the Execution Time, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued by the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act); and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued by the Company (other than an announcement with positive implications of a possible upgrading).

(c)          No Material Adverse Change.  Subsequent to the Execution Time, no event or condition of a type described in Section 2(k) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package and the Prospectus (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

(d)          Officer’s Certificate.  The Underwriter shall have received on and as of the Closing Date and, if applicable, the Option Closing Date, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Underwriter (i) confirming that such officer has carefully reviewed the Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in paragraphs (a) and (b) of Section 2 hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and, if applicable, the Option Closing Date, (iii) confirming that the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission, (iv) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the

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automatic shelf registration statement form, and (v) to the effect set forth in paragraphs (a) and (c) above.

(e)          Comfort Letters.  On the date of this Agreement and on the Closing Date and, if applicable, the Option Closing Date, Ernst & Young LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date and, if applicable, the Option Closing Date.

(f)           Opinion of Counsel for the Company.  Each of Skadden, Arps, Slate, Meagher & Flom LLP and Buchanan Ingersoll & Rooney PC, as counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinions, including, in the case of Skadden, Arps, Slate Meagher & Flom LLP, an additional written tax opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriter, substantially in the forms attached as Exhibits B, C, D and E hereto.

(g)          Opinion of Counsel for the Underwriter.  The Underwriter shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)          No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(i)           Good Standing.  The Underwriter shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, EQT Capital Corporation, EQT GP Holdings, LP, EQT Investments Holdings, LLC, EQT Midstream Partners, LP, EQT Production Company and EQT Gathering Holdings, LLC in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)           Effectiveness of Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any

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request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(k)          Listing.  The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(l)           Lockup Agreement.  The Lockup Agreements described in Section 3(m) are in full force and effect.

(m)         Reserve Letter.  On the date of this Agreement, Ryder Scott Company, L.P. shall have furnished to the Underwriter a reserve report confirmation letter, dated the date hereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained in the Preliminary Prospectus, the Disclosure Package and the Prospectus.

(n)          Additional Documents.  On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

5.            Indemnification and Contribution.

(a)          Indemnification of the Underwriter.  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance

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upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 5(b) hereof.

(b)          Indemnification of the Company.  The Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following information in the Preliminary Prospectus and the Prospectus: the second, seventh, eighth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus.

(c)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are

20

incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by the Underwriter in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Shares.  The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability.  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata

21

allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)           Non-Exclusive Remedies.  The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

6.    Termination.  This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the Execution Time and prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) there shall have occurred a material disruption of securities settlement or clearance services; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

7.            [reserved].

8.            Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the distribution thereof; (iii) the costs of reproducing and distributing each of the documents relating to this offering; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and

22

expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Survey (including the related fees and expenses of counsel for the Underwriter); (vi) the cost of printing and delivering to, or as requested by, the Underwriter copies of the New York Stock Exchange Supplemental Listing Application, the Blue Sky Survey and any supplements or amendments thereto; (vii) the filing fees and expenses (including up to $20,000 of legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Shares; (viii) the listing fee payable to the New York Stock Exchange; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b)          If (i) this Agreement is terminated pursuant to Section 6 prior to the Closing Date, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriter on the Closing Date or (iii) the Underwriter decline to purchase the Shares for any reason permitted under this Agreement on the Closing Date, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.  Otherwise, the Underwriter shall pay their own expenses, including the fees and expenses of their counsel.

9.    Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Underwriter referred to in Section 5 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

10. Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.

11. Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; for the avoidance of doubt, “subsidiary” does not include Mountain Valley Pipeline, LLC.

12. Miscellaneous(a)   [reserved]

(b)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard

23

form of telecommunication.  Notice to the Underwriter shall be given to the Underwriter at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, email: registration-syndops@ny.email.gs.com. Notices to the Company shall be given to them at EQT Corporation, EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222 (Fax: 412-553-5970); Attention: Lewis B. Gardner, General Counsel and Vice President, External Affairs.

(c)          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)          Entire Agreement and Counterparts.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)          Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

24

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EQT CORPORATION

By:	/s/ Philip P. Conti
Name: Philip P. Conti
Title: Senior Vice President and
Chief Financial Officer

25

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Rich Cohn
Name: Rich Cohn
Title: Managing Director

SCHEDULE 1

Underwriter	Number of Firm Shares to be Purchased
Goldman, Sachs & Co.	6,500,000
Total	6,500,000

ANNEX I

Issuer Free Writing Prospectuses

None

I-1

ANNEX II

(a)                               Number of Firm Shares offered by the Company: 6,500,000

(b)                              Price per Share: $58.50

II-1

ANNEX III

1.         David L. Porges, Chairman and Chief Executive Officer

2.         Steven T. Schlotterbeck, President

3.         Philip P. Conti, Senior Vice President and Chief Financial Officer

III-1

EXHIBIT A

LOCK-UP AGREEMENT

February 19, 2016

EQT Corporation

EQT Plaza

625 Liberty Avenue

Pittsburgh, Pennsylvania 15222

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with EQT Corporation (the “Company”), providing for the public offering by the Underwriter of common stock, no par value (the “Common Stock”), of the Company (the “Public Offering”).

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 45 days after the date of the prospectus (the “Lock-Up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, (b) shares of Common Stock to the Company for the cashless exercise of options to purchase Common Stock for any withholding taxes on the exercise thereof or to pay the exercise price thereof pursuant to employee benefit plans as described in the Prospectus or to pay any taxes on vesting of performance stock unit awards, (c) any or all of the shares of Common Stock

A-1

or other Company securities if the transfer is other than a disposition for value and is by (i) gift, will or intestacy, (ii) to a trust for direct or indirect benefit of the officer or an immediate family member of such person or (iii) distribution to partners, members or shareholders of the undersigned and (d) up to [•] shares of Common Stock if the transfer is other than a disposition for value and is to an entity which is a non-profit or a Section 501(c)(3) organization under the Code (as defined in the Underwriting Agreement); provided, however, that in the case of a transfer pursuant to clause (c) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will if requested (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature Page Follows]

Signature:

Print Name:

A-2

EXHIBIT B

OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

B-1

SASM&F Draft

February 19, 2016

SUBJECT TO OPINION COMMITTEE REVIEW

February 24, 2016

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

RE:                       Offering of 6,500,000 shares of EQT Corporation Common Stock, no par value

Ladies and Gentlemen:

We have acted as special counsel to EQT Corporation, a Pennsylvania corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated February 19, 2016 (the “Underwriting Agreement”), between you and the Company, relating to the sale by the Company to you of 6,500,000 shares (the “Firm Shares”) of the Company’s Common Stock, no par value (the “Common Stock”), and up to an additional 975,000 shares of Common Stock (the “Option Shares”) at your option.  The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished to you pursuant to Section 4(f) of the Underwriting Agreement.  Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 (File No. 333-191781) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on October 17, 2013 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement including the Incorporated Documents (as defined below) being hereinafter referred to as the “Registration Statement”);

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February 24, 2016

(b)          the prospectus, dated October 17, 2013 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)          the preliminary prospectus supplement, dated February 19, 2016, (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)          the prospectus supplement, dated February 19, 2016 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)          the documents described on Schedule 1 hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Registration Statement, the Prospectus or Preliminary Prospectus, as the case may be, as of the date hereof (collectively, the “Incorporated Documents”);

(f)           an executed copy of the Underwriting Agreement;

(g)          an executed copy of a certificate of Philip P. Conti, Senior Vice President and Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officer’s Certificate”);

(h)          an executed copy of a certificate of Kimberly L. Sachse, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(i)           copies of the certificate of incorporation, certificate of formation or certificate of limited partnership, as applicable, of each of EQT Capital Corporation, a Delaware corporation (“EQT Capital”), EQT GP Holdings, LP, a Delaware limited partnership, EQT Investments Holdings, LLC, a Delaware limited liability company, EQT Midstream Partners, LP, a Delaware limited partnership, and EQT Gathering Holdings, LLC, a Delaware limited liability company (collectively, the “Delaware Subsidiaries”), certified by the Secretary of State of the State of Delaware as of February 16, 2016;

(j)           copies of the bylaws of EQT Capital, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(k)          copies of the limited liability company operating agreement or limited partnership agreement, as applicable, of each Delaware Subsidiary other than EQT Capital, as described on Schedule 2 hereto, certified pursuant to the Secretary’s Certificate (collectively, the “LLC/LP Agreements” and each an “LLC/LP Agreement”);

(l)           copies of certificates, dated February 16, 2016, and bringdown verifications thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect

Goldman, Sachs & Co.

February 24, 2016

to the existence and good standing of each Delaware Subsidiary in the State of Delaware (collectively, the “Delaware Certificates”); and

(m)         the Scheduled Contracts (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Delaware Subsidiaries and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Delaware Subsidiaries and others and of public officials, including the facts and conclusions set forth in the Officer’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America and (iii) solely with respect to our opinion set forth in paragraph 1 below, (A) the General Corporation Law of the State of Delaware (the “DGCL”), (B) the Delaware Limited Liability Company Act (the “DLLCA”) and (C) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).

“General Disclosure Package” means the Preliminary Prospectus, the number of Securities and the initial price per Security all considered together.

As used herein: “Scheduled Contracts” means those agreements or instruments described on Schedule 3 hereto, “Scheduled Orders” means those orders or decrees described on Schedule 4 hereto.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            Based solely on our review of the Delaware Certificates, each Delaware Subsidiary is duly incorporated or formed, as applicable, and is validly existing and in good standing under the DGCL, the DLLCA or DRULPA, as applicable.

2.            The Underwriting Agreement has been duly executed and delivered on the part of the Company under the laws of the State of New York to the extent that such execution and delivery is governed by the laws of the State of New York.

Goldman, Sachs & Co.

February 24, 2016

3.            Neither the execution and delivery by the Company of the Underwriting Agreement nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) constitutes a violation of, or a default under, any Scheduled Contract, (ii) contravenes any Scheduled Order or (iii) violates any law, rule or regulation of the State of New York or the United States of America.

4.            Neither the execution and delivery by the Company of the Underwriting Agreement nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

5.            The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.            To our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their property is subject that are required to be disclosed in the General Disclosure Package and the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed, except that we do not express any opinion in this paragraph 6 with respect to legal or governmental proceedings relating to the gathering, transportation, storage and distribution of natural gas.

The opinions stated herein are subject to the following qualifications:

(a)          except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(b)          except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(c)          we have assumed that the Underwriting Agreement constitutes the valid and binding obligation of each party to the Underwriting Agreement, enforceable against such party in accordance with its terms;

(d)          except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any

Goldman, Sachs & Co.

February 24, 2016

agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(e)          we do not express any opinion whether the execution or delivery of the Underwriting Agreement by the Company, or the performance by the Company of its obligations under the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;

(f)           we call to your attention that certain of the Scheduled Contracts are governed by laws other than those with respect to which we express our opinion and the opinions expressed herein are based solely upon our understanding of the plain meaning of the language contained in such Scheduled Contracts under the laws of the State of New York. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices);

(g)          the opinion set forth in paragraph 6 above is based solely on our discussions with the officers of the Company responsible for the matters discussed therein, our review of documents furnished to us by the Company and our reliance on the representations and warranties of the Company contained in the Underwriting Agreement and the Officer’s Certificate; we have not made any other inquiries or investigations or any search of the public docket records of any court, governmental agency or body or administrative agency.  In addition, we call to your attention that we have not been engaged by, nor have we rendered any advice to, the Company in connection with any legal or governmental proceedings. Accordingly, we do not have any special knowledge with respect to such matters.  We understand that such matters have been and are being handled by other counsel;

(h)          we have assumed that the LLC/LP Agreement of each of EQT Investments Holdings, LLC and EQT Gathering Holdings, LLC is the only limited liability company agreement, as defined under the DLLCA, of each of EQT Investments Holdings, LLC and EQT Gathering Holdings, LLC, respectively;

(i)           we have assumed that the LLC/LP Agreement of each of EQT GP Holdings, LP and EQT Midstream Partners, LP is the only partnership agreement, as defined under DRULPA, of each of EQT GP Holdings, LP and EQT Midstream Partners, LP, respectively; and

(j)           we have assumed that each of EQT GP Holdings, LP and EQT Midstream Partners, LP has, and since the time of its formation has, at least one validly admitted and existing limited partner of EQT GP Holdings, LP and EQT Midstream Partners, LP, respectively.

In addition, in rendering the foregoing opinions we have assumed that:

(a)          the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the State of Pennsylvania and (iii) has complied and will comply with all aspects of the laws of the State of Pennsylvania in

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February 24, 2016

connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement;

(b)          the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Underwriting Agreement;

(c)          the Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company (except to the extent set forth in paragraph 2 herein);

(d)          except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Underwriting Agreement nor the performance by the Company of its obligations under the Underwriting Agreement: (i) conflicts or will conflict with the certificate of incorporation, bylaws or any other comparable organizational document of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(e)          except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Underwriting Agreement nor the enforceability of the Underwriting Agreement against the Company requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion is furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

ALN

Schedule 1

Incorporated Documents

1.            The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 11, 2016.

2.            [The Company’s Current Reports on Form 8-K filed with the Commission on [•].]

3.            The portions of the Definitive Proxy Statement of the Company on Schedule 14A, filed by the Company on February 19, 2016, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed by the Company on February 11, 2016.

Schedule 2

LLC/LP Agreements

Entity	LLC/LP Agreement
EQT Investments Holdings, LLC	Second Amended and Restated Operating Agreement of EQT Investments Holdings, LLC, dated August 7, 2008, by Equitable Resources, Inc. (now EQT Corporation), as the sole member.

EQT Gathering Holdings, LLC	Operating Agreement of EQT Gathering Holdings, LLC, dated November 6, 2013, by EQT Production Company, as the sole member.

EQT GP Holdings, LP

First Amended and Restated Agreement of Limited Partnership of EQT GP Holdings, LP, dated May 15, 2015, by and among EQT GP Services, LLP, as the General Partner, EQT Gathering Holdings, LLC and EQT GP Corporation.

EQT Midstream Partners, LP

First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated July 2, 2012, by and between EQT Midstream Services, LLC, as the General Partner and EQT Midstream Investments, LLC.

Schedule 3

Scheduled Contracts

1.                                    Master Purchase Agreement dated as of December 19, 2012 among the Company, Distribution Holdco, LLC and PNG Companies LLC

2.                                    Amendment No. 1 to Master Purchase Agreement dated as of February 22, 2013 among the Company, Distribution Holdco, LLC and PNG Companies LLC

3.                                    Amendment No. 2 to Master Purchase Agreement dated as of December 17, 2013 among the Company, Distribution Holdco, LLC and PNG Companies LLC

4.                                    Asset Exchange Agreement dated as of December 19, 2012 between the Company and PNG Companies LLC

5.                                    Amendment to Asset Exchange Agreement dated as of December 17, 2013 between the Company and PNG Companies LLC

6.                                    Indenture dated as of April 1, 1983 between the Company and Pittsburgh National Bank, as Trustee

7.                                    Instrument appointing Bankers Trust Company as successor trustee to Pittsburgh National Bank

8.                                    1991 Supplemental Indenture dated as of March 15, 1991 between the Company and Bankers Trust Company, as Trustee, eliminating limitations on liens and additional funded debt

9.                                    Second Supplemental Indenture dated as of June 30, 2008 between the Company and Deutsche Bank Trust Company Americas, as Trustee, pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture

10.                            Indenture dated as of July 1, 1996 between the Company and The Bank of New York, as successor to Bank of Montreal Trust Company, as Trustee

11.                            Supplemental Indenture dated as of June 30, 2008 between the Company and The Bank of New York, as Trustee, pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture

12.                            Indenture dated as of March 18, 2008 between the Company and The Bank of New York, as Trustee

13.                            First Supplemental Indenture (including the form of senior note) dated as of March 18, 2008 between the Company and The Bank of New York, as Trustee, pursuant to which the 6.5% Senior Notes due 2018 were issued

14.                            Second Supplemental Indenture dated as of June 30, 2008 between the Company and The Bank of New York, as Trustee, pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture

15.                            Third Supplemental Indenture dated as of May 15, 2009 between the Company and The Bank of New York, as Trustee, pursuant to which the 8.13% Senior Notes due 2019 were issued

16.                            Fourth Supplemental Indenture dated as of November 7, 2011 between the Company and The Bank of New York Mellon, as Trustee, pursuant to which the 4.88% Senior Notes due 2021 were issued

17.                            Indenture dated as of August 1, 2014 among EQT Midstream Partners, LP, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee

18.                            First Supplemental Indenture dated as of August 1, 2014 among EQT Midstream Partners, LP, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which the EQT Midstream Partners, LP 4.00% Senior Notes due 2024 were issued

19.                            2009 Long-Term Incentive Plan (as amended and restated July 11, 2012)

20.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 2009 Long-Term Incentive Plan (pre-2013 grants)

21.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (pre-2012 grants)

22.                            Form of Amendment to Stock Option Award Agreements

23.                            2011 Volume and Efficiency Program

24.                            Form of Participant Award Agreement under 2011 Volume and Efficiency Program

25.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (2012 grants)

26.                            2012 Executive Performance Incentive Program

27.                            Form of Participant Award Agreement under 2012 Executive Performance Incentive Program

28.                            Form of EQM TSR Performance Award Agreement under 2009 Long-Term Incentive Plan and EQT Midstream Services, LLC 2012 Long-Term Incentive Plan

29.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 2009 Long-Term Incentive Plan (2013 and 2014 grants)

30.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (2013 grants)

31.                            2013 Executive Performance Incentive Program

32.                            Form of Participant Award Agreement under 2013 Executive Performance Incentive Program

33.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (2014 grants)

34.                            2014 Executive Performance Incentive Program

35.                            Form of Participant Award Agreement under 2014 Executive Performance Incentive Program

36.                            2014 Long-Term Incentive Plan

37.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 2014 Long-Term Incentive Plan

38.                            Form of Participant Award Agreement (Stock Option) under 2014 Long-Term Incentive Plan

39.                            2015 Executive Performance Incentive Program

40.                            Form of Participant Award Agreement under 2015 Executive Performance Incentive Program

41.                            Amendment to 2015 Executive Performance Incentive Program

42.                            2016 Incentive Performance Share Unit Program

43.                            Form of Participant Award Agreement under 2016 Incentive Performance Share Unit Program

44.                            EQT GP Services, LLC 2015 Long-Term Incentive Plan

45.                            Form of EQT GP Holdings, LP Phantom Unit Award Agreement

46.                            EQT Midstream Services, LLC 2012 Long-Term Incentive Plan

47.                            1999 Non-Employee Directors’ Stock Incentive Plan (as amended and restated December 3, 2008)

48.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 1999 Non-Employee Directors’ Stock Incentive Plan

49.                            2011 Executive Short-Term Incentive Plan

50.                            2006 Payroll Deduction and Contribution Program (as amended and restated July 7, 2015)

51.                            1999 Directors’ Deferred Compensation Plan (as amended and restated December 3, 2014)

52.                            2005 Directors’ Deferred Compensation Plan (as amended and restated December 3, 2014)

53.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and David L. Porges

54.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and David L. Porges

55.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and David L. Porges

56.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Philip P. Conti

57.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Philip P. Conti

58.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Philip P. Conti

59.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Randall L. Crawford

60.                            Amendment to Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement effective as of January 1, 2016 between the Company and Randall L. Crawford

61.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Randall L. Crawford

62.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Randall L. Crawford

63.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Lewis B. Gardner

64.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Lewis B. Gardner

65.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Lewis B. Gardner

66.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Steven T. Schlotterbeck

67.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Steven T. Schlotterbeck

68.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Steven T. Schlotterbeck

69.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and David L. Porges

70.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Philip P. Conti

71.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Randall L. Crawford

72.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Lewis B. Gardner

73.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Steven T. Schlotterbeck

74.                            Form of Indemnification Agreement between the Company and each executive officer and each outside director

75.                            Amended and Restated Revolving Credit Agreement dated as of February 18, 2014 among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank, as Syndication Agents, and the other lender parties thereto

76.                            Assignment and Assumption Agreement dated as of March 30, 2015 among EQT Gathering, LLC, EQT Midstream Partners, LP and MVP Holdco, LLC

Schedule 4

Scheduled Orders

None.

Exhibit A

Officer’s Certificate

EXHIBIT C

NEGATIVE ASSURANCE LETTER OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

C-1

SASM&F Draft

February 19, 2016

SUBJECT TO OPINION COMMITTEE REVIEW

February 24, 2016

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Re:            Offering of 6,500,000 shares of EQT Corporation Common Stock, no par value

Ladies and Gentlemen:

We have acted as special counsel to EQT Corporation, a Pennsylvania corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated February 19, 2016 (the “Underwriting Agreement”), between you and the Company, relating to the sale by the Company to you of 6,500,000 shares (the “Firm Shares”) of the Company’s Common Stock, no par value (the “Common Stock”), and up to an additional 975,000 shares of Common Stock (the “Option Shares”) at your option.  The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This letter is being furnished to you pursuant to Section 4(f) of the Underwriting Agreement.  Neither the delivery of this letter nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-191781) of the Company relating to the Securities and other securities of the Company filed on October 17, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, (such registration statement being hereinafter referred to as the “Registration Statement”), and (i) the prospectus, dated October 17, 2013 (the “Base

Prospectus”), which forms a part of and is included in the Registration Statement, (ii) the preliminary prospectus supplement, dated February 19, 2016 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and (iii) the prospectus supplement, dated February 19, 2016 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  We also have reviewed the documents identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus or the Preliminary Prospectus, as the case may be, as of the date hereof (collectively, the “Incorporated Documents”) and such other documents as we deemed appropriate.  Assuming the accuracy of the representations and warranties of the Company set forth in Sections 2(e) and 2(f) of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company and you and your counsel at which the contents of the Registration Statement and the Prospectus, the Disclosure Package (as defined below) and related matters were discussed.  We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company.  We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in our opinion to you with respect to disclosure in the Prospectus under the caption “United States Federal Income Tax Considerations” dated the date hereof).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below) and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time,  contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement).  In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement to the extent included or incorporated by reference therein).

As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to you, (ii) “Applicable Time” means [•] a.m (Eastern time) on February 19, 2016 and (iii) “Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the information identified on Schedule B hereto.

This letter is furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Schedule A

Incorporated Documents

1.            The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 11, 2016.

2.            [The Company’s Current Reports on Form 8-K filed with the Commission on [•].]

3.            The portions of the Definitive Proxy Statement of the Company on Schedule 14A, filed by the Company on February 19, 2016, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed by the Company on February 11, 2016.

Goldman, Sachs & Co.

February [23], 2016

Schedule B

Other Information Included in the Disclosure Package

The following information is included in the Disclosure Package:

1.                                    Number of Securities offered by the Company.

2.                                    The initial price per Security to the public.

EXHIBIT D

TAX OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

D-1

SASM&F Draft

February 18, 2016

February [23], 2016

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

RE:                       Offering of [•] shares of EQT Corporation Common Stock, no par value

Ladies and Gentlemen:

We have acted as special tax counsel to EQT Corporation, a Pennsylvania corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated February [18], 2016 (the “Underwriting Agreement”), between you and the Company, relating to the sale by the Company to you of [•] shares (the “Firm Shares”) of the Company’s Common Stock, no par value (the “Common Stock”), and up to an additional [•] shares of Common Stock (the “Option Shares”) at your option.  The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished to you pursuant to Section 4(f) of the Underwriting Agreement.  Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)        the registration statement on Form S-3 (File No. 333-191781) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission on October 17, 2013 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)        the prospectus, dated October 17, 2013 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)        the preliminary prospectus supplement, dated February [18], 2016, (together with the Base Prospectus, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

Goldman, Sachs & Co.

February [23], 2016

(d)       the prospectus supplement, dated February [18], 2016 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)        an executed copy of the Underwriting Agreement; and

(f)        such other documents and information as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

We have also relied upon statements and representations made to us by representatives of the Company and have assumed that such statements and the facts set forth in such representations are true, correct, and complete without regard to any qualification as to knowledge or belief.  For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the documents, certificates, records, statements, and representations referred to above. We have also assumed that the offering of Securities will be consummated in the manner contemplated by the Preliminary Prospectus and the Prospectus.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court of law. A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations or assumptions on which our opinion is based could affect our conclusions.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein and in the Preliminary Prospectus and the Prospectus, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Preliminary Prospectus and the Prospectus under the caption “United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Securities to non-U.S. holders (as defined in the Preliminary Prospectus and the Prospectus), such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the Securities to non-U.S. holders.

Goldman, Sachs & Co.

February [23], 2016

Except as set forth above, we express no opinion as to any tax consequences, whether U.S. federal, state, local or foreign, of the Securities, or of any transaction related thereto. This opinion is delivered to you solely for your benefit in connection with the transaction referred to herein and may not be relied upon by any other person. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

EXHIBIT E

OPINION OF BUCHANAN INGERSOLL & ROONEY PC

E-1

February [•], 2016

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re:            Offering of [•] shares of EQT Corporation Common Stock, no par value

Ladies and Gentlemen:

We have acted as special counsel to EQT Corporation, a Pennsylvania corporation (the “Company”), in connection with the Underwriting Agreement, dated February [•], 2016 (the “Underwriting Agreement”), between you, as the underwriter named therein (the “Underwriter”) and the Company, relating to the sale by the Company to the Underwriter of [•] shares (the “Firm Shares”) of the Company’s common stock, no par value (the “Common Stock”), and up to an additional [•] shares of Common Stock (the “Option Shares”) at the Underwriter’s option.  The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.”

This opinion is being furnished to you pursuant to Section 4(f) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)        the registration statement on Form S-3 (File No. 333-191781) of the Company relating to the Shares and other securities filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 17, 2013, allowing for delayed offerings pursuant to Rule 415 under the Securities Act, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), being hereinafter referred to as the “Registration Statement”;

(b)        the base prospectus, dated October 17, 2013, which forms a part of and is included in the Registration Statement (the “Base Prospectus”);

(c)        the preliminary prospectus supplement, dated February [•], 2016 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus and the

Goldman, Sachs & Co.

February [•], 2016

Incorporated Documents (as defined below) the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, any “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Rules and Regulations) of the Company relating to the offering of the Shares identified in Annex I to the Underwriting Agreement (the “Free Writing Prospectus”) and the information set forth in Annex II to the Underwriting Agreement, such information together with the Preliminary Prospectus and the Free Writing Prospectuses, the “General Disclosure Package”;

(d)       the prospectus supplement, dated February [•], 2016, relating to the offering of the Shares, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”);

(e)        the documents identified on Schedule I hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);

(f)        an executed copy of the Underwriting Agreement;

(g)        a specimen certificate representing the Common Stock of the Company;

(h)        the certificate of Philip P. Conti, Senior Vice President and Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Company’s Certificate”);

(i)         the certificate of Kimberly L. Sachse, Assistant Secretary of the Company, dated the date hereof;

(j)         copies of each of the Applicable Contracts (as defined below); and

(k)        certificates, dated February [•], 2016 from the Secretary of State of the Commonwealth of Pennsylvania as to the existence and present subsistence of the Company and EQT Production Company (the “Pennsylvania Subsidiary”) in Pennsylvania.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

As used herein, (i) “Applicable Contracts” means those agreements or instruments identified in Schedule II hereto; (ii) “Applicable Laws” means those laws, rules and regulations of the

Goldman, Sachs & Co.

February [•], 2016

Commonwealth of Pennsylvania and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. and any laws, rules and regulations regarding the gathering, transportation, storage and distribution of natural gas), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the Commonwealth of Pennsylvania having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified in the Company’s Certificate to be applicable to the Company or any of its subsidiaries (no such Applicable Orders have been so identified).

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)        the opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America; and

(b)        we note that certain of the Applicable Contracts are governed by laws other than the Applicable Laws; our opinions expressed herein are based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.         The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2.         The Company has authorized and outstanding capital stock as set forth under the caption “Description of Capital Stock” in the Registration Statement and the Prospectus (except for subsequent issuances of Common Stock, if any, pursuant to the Company’s various compensation plans existing as of this date and the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan); the authorized shares of the Company’s Common Stock have been duly authorized; the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Underwriting Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

Goldman, Sachs & Co.

February [•], 2016

3.         Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock (other than options or rights, if any, issued or subsequently issuable under the Company’s various compensation plans existing as of this date and other than rights to purchase Common Stock under the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan); and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement, or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

4.         The Company is a corporation duly incorporated, validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

5.         The issuance and sale of the Shares and the performance by the Company of its obligations under the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated By-Laws of the Company or any Applicable Law or Applicable Order relevant to the Company or the Pennsylvania Subsidiary or any of their respective properties.

6.         The issuance and sale of the Shares and the performance by the Company of its obligations under the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the terms of any Applicable Contract.  We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries contained in any Applicable Contract.

7.         No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for (i) the execution or delivery of the Underwriting Agreement by the Company or (ii) the consummation by the Company of the transactions contemplated thereby.

8.         The Pennsylvania Subsidiary is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and has all corporate powers required to carry on its business as now conducted.

Goldman, Sachs & Co.

February [•], 2016

9.         The statements in the Preliminary Prospectus, as supplemented by the information contained in any Free Writing Prospectus and the information set forth on Annex II to the Underwriting Agreement, and the Prospectus under the captions “Description of Capital Stock,” insofar as such statements purport to summarize the terms of the Company’s Common Stock (including the Shares), fairly summarize such terms in all material respects.

The opinions and statements expressed herein are as of the date hereof.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in Applicable Laws which may hereafter occur.

This opinion is furnished only to you as the Underwriter and is solely for the Underwriter’s benefit in connection with the closing occurring today and the offering of the Shares, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires the Shares or that seeks to assert your rights in respect of this opinion (other than the Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By:
Lewis U. Davis, Jr.
Vice President - Opinions

Schedule I

Incorporated Documents

1.                                    Annual Report of the Company on Form 10-K for the year ended December 31, 2015, filed on February [•], 2016.

2.                                    Definitive Proxy Statement of the Company on Schedule 14A filed on February 20, 2015 (portion thereof incorporated by reference in Part III of Annual Report on Form 10-K for the fiscal year ended December 31, 2014 only).

3.         [Current Report of the Company on Form 8-K filed on [•].]

Schedule II

Applicable Contracts

1.                                    Master Purchase Agreement dated as of December 19, 2012 among the Company, Distribution Holdco, LLC and PNG Companies LLC

2.                                    Amendment No. 1 to Master Purchase Agreement dated as of February 22, 2013 among the Company, Distribution Holdco, LLC and PNG Companies LLC

3.                                    Amendment No. 2 to Master Purchase Agreement dated as of December 17, 2013 among the Company, Distribution Holdco, LLC and PNG Companies LLC

4.                                    Asset Exchange Agreement dated as of December 19, 2012 between the Company and PNG Companies LLC

5.                                    Amendment to Asset Exchange Agreement dated as of December 17, 2013 between the Company and PNG Companies LLC

6.                                    Restated Articles of Incorporation of EQT Corporation (amended through April 17, 2013)

7.                                    Amended and Restated Bylaws of EQT Corporation (amended through October 14, 2015)

8.                                    Indenture dated as of April 1, 1983 between the Company and Pittsburgh National Bank, as Trustee

9.                                    Instrument appointing Bankers Trust Company as successor trustee to Pittsburgh National Bank

10.                            1991 Supplemental Indenture dated as of March 15, 1991 between the Company and Bankers Trust Company, as Trustee, eliminating limitations on liens and additional funded debt

11.                            Resolution adopted August 19, 1991 by the Ad Hoc Finance Committee of the Board of Directors of the Company and Addenda Nos. 1 through 27, establishing the terms and provisions of the Series A Medium-Term Notes

12.                            Resolutions adopted July 6, 1992 and February 19, 1993 by the Ad Hoc Finance Committee of the Board of Directors of the Company and Addenda Nos. 1 through 8, establishing the terms and provisions of the Series B Medium-Term Notes

13.                            Resolution adopted July 14, 1994 by the Ad Hoc Finance Committee of the Board of Directors of the Company and Addenda Nos. 1 and 2, establishing the terms and provisions of the Series C Medium-Term Notes

14.                            Second Supplemental Indenture dated as of June 30, 2008 between the Company and Deutsche Bank Trust Company Americas, as Trustee, pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture

15.                            Indenture dated as of July 1, 1996 between the Company and The Bank of New York, as successor to Bank of Montreal Trust Company, as Trustee

16.                            Resolutions adopted January 18 and July 18, 1996 by the Board of Directors of the Company and Resolution adopted July 18, 1996 by the Executive Committee of the Board of Directors of the Company, establishing the terms and provisions of the 7.75% Debentures issued July 29, 1996

17.                            Officer’s Declaration dated as of February 20, 2003 establishing the terms of the issuance and sale of the Notes of the Company in an aggregate amount of up to $200,000,000

18.                            Officer’s Declaration dated as of November 7, 2002 establishing the terms of the issuance and sale of the Notes of the Company in an aggregate amount of up to $200,000,000

19.                            Officer’s Declaration dated as of September 27, 2005 establishing the terms of the issuance and sale of the Notes of the Company in an aggregate amount of $150,000,000

20.                            Supplemental Indenture dated as of June 30, 2008 between the Company and The Bank of New York, as Trustee, pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture

21.                            Indenture dated as of March 18, 2008 between the Company and The Bank of New York, as Trustee

22.                            First Supplemental Indenture (including the form of senior note) dated as of March 18, 2008 between the Company and The Bank of New York, as Trustee, pursuant to which the 6.5% Senior Notes due 2018 were issued

23.                            Second Supplemental Indenture dated as of June 30, 2008 between the Company and The Bank of New York, as Trustee, pursuant to which EQT Corporation assumed the obligations of Equitable Resources, Inc. under the related Indenture

24.                            Third Supplemental Indenture dated as of May 15, 2009 between the Company and The Bank of New York, as Trustee, pursuant to which the 8.13% Senior Notes due 2019 were issued

25.                            Fourth Supplemental Indenture dated as of November 7, 2011 between the Company and The Bank of New York Mellon, as Trustee, pursuant to which the 4.88% Senior Notes due 2021 were issued

26.                            Indenture dated as of August 1, 2014 among EQT Midstream Partners, LP, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee

27.                            First Supplemental Indenture dated as of August 1, 2014 among EQT Midstream Partners, LP, the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which the EQT Midstream Partners, LP 4.00% Senior Notes due 2024 were issued

28.                            2009 Long-Term Incentive Plan (as amended and restated July 11, 2012)

29.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 2009 Long-Term Incentive Plan (pre-2013 grants)

30.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (pre-2012 grants)

31.                            2011 Volume and Efficiency Program

32.                            Form of Participant Award Agreement under 2011 Volume and Efficiency Program

33.                            Form of Amendment to Stock Option Award Agreements

34.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (2012 grants)

35.                            2012 Executive Performance Incentive Program

36.                            Form of Participant Award Agreement under 2012 Executive Performance Incentive Program

37.                            Form of EQM TSR Performance Award Agreement under 2009 Long-Term Incentive Plan and EQT Midstream Services, LLC 2012 Long-Term Incentive Plan

38.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 2009 Long-Term Incentive Plan (2013 and 2014 grants)

39.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (2013 grants)

40.                            2013 Executive Performance Incentive Program

41.                            Form of Participant Award Agreement under 2013 Executive Performance Incentive Program

42.                            Form of Participant Award Agreement (Stock Option) under 2009 Long-Term Incentive Plan (2014 grants)

43.                            2014 Executive Performance Incentive Program

44.                            Form of Participant Award Agreement under 2014 Executive Performance Incentive Program

45.                            2014 Long-Term Incentive Plan

46.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 2014 Long-Term Incentive Plan

47.                            Form of Participant Award Agreement (Stock Option) under 2014 Long-Term Incentive Plan

48.                            2015 Executive Performance Incentive Program

49.                            Form of Participant Award Agreement under 2015 Executive Performance Incentive Program

50.                            Amendment to 2015 Executive Performance Incentive Program

51.                            2016 Incentive Performance Share Unit Program

52.                            Form of Participant Award Agreement under 2016 Incentive Performance Share Unit Program

53.                            EQT GP Services, LLC 2015 Long-Term Incentive Plan

54.                            Form of EQT GP Holdings, LP Phantom Unit Award Agreement

55.                            EQT Midstream Services, LLC 2012 Long-Term Incentive Plan

56.                            1999 Non-Employee Directors’ Stock Incentive Plan (as amended and restated December 3, 2008)

57.                            Form of Participant Award Agreement (Phantom Stock Unit Awards) under 1999 Non-Employee Directors’ Stock Incentive Plan

58.                            2011 Executive Short-Term Incentive Plan

59.                            2006 Payroll Deduction and Contribution Program (as amended and restated July 7, 2015)

60.                            1999 Directors’ Deferred Compensation Plan (as amended and restated December 3, 2014)

61.                            2005 Directors’ Deferred Compensation Plan (as amended and restated December 3, 2014)

62.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and David L. Porges

63.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and David L. Porges

64.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and David L. Porges

65.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Philip P. Conti

66.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Philip P. Conti

67.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Philip P. Conti

68.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Randall L. Crawford

69.                            Amendment to Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement effective as of January 1, 2016 between the Company and Randall L. Crawford

70.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Randall L. Crawford

71.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Randall L. Crawford

72.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Lewis B. Gardner

73.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Lewis B. Gardner

74.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Lewis B. Gardner

75.                            Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement dated as of July 29, 2015 between the Company and Steven T. Schlotterbeck

76.                            Amended and Restated Change of Control Agreement dated as of February 19, 2013 between the Company and Steven T. Schlotterbeck

77.                            Termination of Amended and Restated Change of Control Agreement dated as of July 29, 2015 between the Company and Steven T. Schlotterbeck

78.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and David L. Porges

79.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Philip P. Conti

80.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Randall L. Crawford

81.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Lewis B. Gardner

82.                            Share Repurchase Agreement dated as of May 12, 2015 between the Company and Steven T. Schlotterbeck

83.                            Form of Indemnification Agreement between the Company and each executive officer and each outside director

84.                            Amended and Restated Revolving Credit Agreement dated as of February 18, 2014 among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank, as Syndication Agents, and the other lender parties thereto

85.                            First Amended and Restated Limited Liability Company Agreement of Mountain Valley Pipeline, LLC dated as of August 28, 2014 among MVP Holdco, LLC, US Marcellus Gas Infrastructure, LLC, and Mountain Valley Pipeline, LLC.

86.                            Assignment and Assumption Agreement dated as of March 30, 2015 among EQT Gathering, LLC, EQT Midstream Partners, LP and MVP Holdco, LLC

Exhibit A

Company’s Certificate